Item 77Q(1)(d)
Sterling Capital Funds

The following document is included in the Registrant's Post-
Effective Amendment No. 135 filed with the SEC on November 28,
2017, (SEC Accession No. 0001193125-17-353585) and is
incorporated by reference herein:
Amendment to Multiple Class Plan dated August 24, 2017.